Exhibit 99.1

December 3, 2018

Liberty Media Corporation Closes Private Offering of $350 Million of 2.25% Exchangeable Senior Debentures due 2048

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (the “Company”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it has closed its previously announced private offering of $350 million aggregate original principal amount of its 2.25% exchangeable senior debentures due 2048 (the “Debentures”).

Upon an exchange of Debentures, the Company, at its option, may deliver shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock or the value thereof in cash (or any combination of shares of Live Nation common stock and cash).  Initially, 15.0886 shares of Live Nation common stock are attributable to each $1,000 original principal amount of Debentures, representing an initial exchange price of approximately $66.28 for each share of Live Nation common stock. A total of 5,281,010 shares of Live Nation common stock are attributable to the Debentures.  Interest will be payable quarterly on March 1, June 1, September 1  and December 1 of each year, commencing March 1,  2019.  The Debentures may be redeemed by the Company, in whole or in part, on or after December 1, 2021.  Holders of the Debentures also have the right to require the Company to purchase their Debentures on December 1, 2021.  The redemption and purchase price will generally equal 100% of the adjusted principal amount of the Debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

The Company expects to use the net proceeds of the offering to repay the margin loan secured by shares of Live Nation incurred by its wholly-owned special purpose subsidiary attributed to the Formula One Group (the “Formula One Group Margin Loan”), and any remaining net proceeds for investment activities and for other general corporate purposes, including to pay interest on the Debentures. The Debentures, as well as the associated cash proceeds, will be attributed to the Formula One tracking stock group. The Formula One Group Margin Loan is not being terminated in connection with this offering.

The Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Debentures were offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Debentures nor shall there be any sale of Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of Debentures and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation's interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation's subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation and minority equity investment in AT&T Inc.

Liberty Media Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation